Yearcity Limited

Condensed Consolidated Financial Statements
For the three and nine months ended
September 30, 2008 and 2007
(Stated in US dollars)

Yearcity Limited
Condensed Consolidated Financial Statements

Index to Condensed Consolidated Financial Statements

Pages

Condensed Consolidated Statements of Income and Comprehensive Income	1

Condensed Consolidated Balance Sheets	2 - 3

Condensed Consolidated Statements of Cash Flows	4 - 5

Notes to Condensed Consolidated Financial Statements	6 - 15

Yearcity Limited
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)
(Stated in US Dollars)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30		September 30
	2008	2007	2008	2007

Sales revenue	$9,369,564	$7,665,685	$33,423,415	$23,709,487
Cost of sales	(7,057,961)	(6,528,770)	(25,604,449)	(19,474,520)

Gross profit	2,311,603	1,136,915	7,818,966	4,234,967

Operating expenses
Administrative expenses	1,043,134	1,096,470	3,179,391	3,329,949
Research and development cost	11,949	1,042	27,004	15,619
Selling expenses	806,056	399,771	1,934,035	1,422,560

	1,861,139	1,497,283	5,140,430	4,768,128

Income/(loss) from operations	450,464	(360,368)	2,678,536	(533,161)
Government grants - Note 3	106,727	41,621	187,793	126,680
Other income - Note 4	3,600,285	41,025	3,610,998	416,449
Net finance costs - Note 5	(723,329)	(221,311)	(1,651,627)	(685,712)

Income/(loss) before income taxes	3,434,147	(499,033)	4,825,700	(675,744)
Income taxes - Note 6	(535,834)	(225,898)	(575,628)	20,170

Net income/(loss)	$2,898,313	$(724,931)	$4,250,072	$(655,574)

Other comprehensive income/(loss)
Foreign currency translation adjustments	87,921	188,802	1,104,318	539,334

Total comprehensive income/(loss)	$2,986,234	$(536,129)	$5,354,390	$(116,240)

Earnings per share: basic and diluted	$2,898,313	$(724,931)	$4,250,072	$(655,574)

Weighted average number of shares
outstanding: basic and diluted	1	1	1	1

Interim dividend of $4,885,320 per
share	$4,885,320	$-	$4,885,320	$-

See Notes to Condensed Consolidated Financial Statements

Yearcity Limited
Condensed Consolidated Balance Sheets
(Stated in US Dollars)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$2,098,566	$2,918,299
Restricted cash	17,336,550	3,270,109
Trade receivables (net of allowance of doubtful
accounts of $277,596 in 2008, and $128,386 in 2007)	8,194,098	6,199,731
Bills receivable	1,288,440	3,215,176
Other receivables, prepayments and deposits	8,709,793	543,584
Advances to staff	165,006	263,313
Inventories - Note 7	14,509,767	14,955,184
Deferred taxes	860,175	734,418

Total current assets	53,162,395	32,099,814
Property, plant and equipment, net - Note 8	29,410,155	29,132,785
Land use rights	3,169,007	5,288,209
Deposit for acquisition of property, plant and equipment	243,155	184,307
Deferred taxes	171,433	199,965

TOTAL ASSETS	$86,156,145	$66,905,080

See Notes to Condensed Consolidated Financial Statements

Yearcity Limited
Condensed Consolidated Balance Sheets (Cont’d)
(Stated in US Dollars)

	(Unaudited)	(Audited)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2008	2007

LIABILITIES
Current liabilities
Trade payables	$7,316,849	$7,294,268
Bills payable	16,385,600	3,270,109
Other payables and accrued expenses - Note 9	13,300,553	15,177,230
Provision for warranty - Note 10	900,608	811,891
Amount due to the holding company	10,935,584	6,050,265
Income tax payable	470,427	-
Secured short-term bank loans - Note 11	20,262,550	18,508,500
Early retirement benefits cost - Note 3	444,294	492,261

Total current liabilities	70,016,465	51,604,524
Deferred revenue - government grants - Note 3	2,770,922	2,176,663
Early retirement benefits cost - Note 3	887,476	1,111,681

TOTAL LIABILITIES	73,674,863	54,892,868

COMMITMENTS AND CONTINGENCIES - Note 12

STOCKHOLDERS’ EQUITY
Common stock: par value $1 per share
Authorized 50,000 shares; issued and outstanding
1 share in 2008 and 2007	1	1
Additional paid-in capital	8,501,838	8,501,838
Statutory and other reserves	460,637	460,637
Accumulated other comprehensive income	3,013,172	1,908,854
Retained earnings	505,634	1,140,882

TOTAL STOCKHOLDERS’ EQUITY	12,481,282	12,012,212

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$86,156,145	$66,905,080

See Notes to Condensed Consolidated Financial Statements

Yearcity Limited
Condensed Consolidated Statements of Cash Flows
(Stated in US Dollars)

	(Unaudited) Nine months ended
	September 30,
	2008	2007

Cash flows from operating activities
Net income/(loss)	$4,250,072	$(655,574)
Adjustments to reconcile net income/(loss) to net cash
provided by operating activities:
Depreciation	1,300,282	822,634
Amortization of land use rights	87,588	79,811
Deferred taxes	427,174	(20,170)
Exchange gain on translation of monetary assets
and liabilities	(188,966)	(106,807)
Gain on disposal of property, plant and equipment	(3,463,210)	(15,014)
Gain on disposal of investment in equity securities	-	(147,249)
Provision for doubtful debts	137,780	(77,617)
Provision for inventories	39,237	(35,186)
Early retirement benefits expense	-	354,019
Deferred revenue amortized	(159,907)	(105,778)
Changes in operating assets and liabilities:
Trade receivables	(1,684,509)	(1,826,126)
Bills receivable	2,099,579	509,760
Other receivables, prepayments and deposits	(7,853,394)	320,792
Advances to staff	(113,653)	(28,759)
Inventories	1,380,718	(3,328,610)
Trade payables	(457,546)	1,145,314
Bills payable	12,637,779	7,688,425
Other payables and accrued expenses	(2,378,763)	(3,832,894)
Provision for warranty	33,550	(67,338)
Other tax payable	329,792	(73,115)
Early retirement benefits cost	(372,196)	(326,226)

Net cash flows provided by operating activities	$6,051,407	$274,292

See Notes to Condensed Consolidated Financial Statements

Yearcity Limited
Condensed Consolidated Statements of Cash Flows
(Stated in US Dollars)

	(Unaudited) Nine months ended
	September 30,
	2008	2007
Cash flows from investing activities
Payments to acquire property, plant and equipment	$(1,957,343)	$(5,594,964)
Proceeds from sales of property, plant and equipment	7,381,219	137,247
Increase in restricted cash	(13,569,684)	(7,684,225)
Proceeds from sales of investment in equity securities	-	476,753

Net cash flows used in investing activities	(8,145,808)	(12,665,189)

Cash flows from financing activities
Government grants received	599,126	705,790
Proceeds from bank loans	19,856,745	17,636,400
Repayments of bank loans	(19,354,950)	(4,833,680)

Net cash flows provided by financing activities	1,100,921	13,508,510

Effect of foreign currency translation on cash and cash equivalents	173,747	45,024

Net (decrease) increase in cash and cash equivalents	(819,733)	1,162,637

Cash and cash equivalents - beginning of period	2,918,299	556,650

Cash and cash equivalents - end of period	$2,098,566	$1,719,287

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$1,925,705	$920,733
Income taxes	$-	$-

See Notes to Condensed Consolidated Financial Statements

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

1.	Corporate information

Yearcity Limited (the “Company”) is an investment holding company and was incorporated by Hony Capital II L.P., a wholly owned subsidiary of Legend Holdings Limited, in the British Virgin Islands on March 10, 2005, as a limited company with registered capital of $50,000, divided into 50,000 common shares of $1 par value each, of which 1 common share was allotted.  The Company was dormant since its incorporation until it acquired Jinan Worldwide Auto-Accessory Limited (“Jinan Worldwide”).

Jinan Worldwide was established in the People’s Republic of China (the “PRC”) as a State-Owned Enterprise in February 1956 and transformed to a domestic company upon the acquisition by  Beijing Hongyi Development Investment Centre (“Hongyi Development”) and Beijing Hongyi Investment Consultant Co., Ltd (“Hongyi Investment”) on May 28, 2005.  Both Hongyi Development and Hongyi Investment were wholly owned subsidiaries of Legend Holdings Limited.  Jinan Worldwide is engaged in manufacturing of engine valves and tappets for motor vehicles.  The Company and Jinnan Worldwide reorganized their corporate structure (“Reorganization”) as below.

On May 30, 2005, the Company entered into a share purchase agreement with Hongyi Development and Hongyi Investment to acquire their respective 80% and 20% interest in Jinan Worldwide at a total cash consideration approximately $618,162 (RMB5 million).  Upon the completion of acquisition, Jinan Worldwide became a wholly foreign owned enterprise and a wholly owned subsidiary of the Company.

2.	Basis of presentation

On May 30, 2005, the Reorganization was completed and accordingly, accounting for recapitalization is adopted for the preparation of consolidated financial statements to present the combined results of operations and financial position of the Company and Jinan Worldwide as if the current group structure, which means that Jinan Worldwide is a wholly owned subsidiary of the Company, had been in existence at the beginning of the reporting period.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) including the instructions to Form 10-Q and Regulation S-X.  Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulation and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2007.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month period have been made.  Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

2.	Basis of presentation (Cont’d)

The Company’s condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit of $16,854,070 as of September 30, 2008. The management believes that the Company will be able to obtain the renewal of existing bank loans at maturity as the Company’s result has significant improvement with positive operating cash inflows in 2008.  There can be no assurance that the banks will continue to renew the short-term bank loans at maturity in the future. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company by unable to continue as going concern.

3.	Summary of significant accounting policies

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade and bills receivables.  As of September 30, 2008 and December 31, 2007, substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade and bills receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

Regarding bills receivable, they are undertaken by the banks to honor the payments at maturity and the customers are required to place deposits with the banks equivalent to certain percentage of the bills amount as collateral.  These bills receivable can be sold to any third party at a discount before maturity.  The Company does not maintain allowance for bills receivable in the absence of bad debt experience and the payments are undertaken by the banks.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

During the reporting periods, customers representing 10% or more of the Company’s consolidated sales are :-

	(Unaudited) Three months ended September 30,		(Unaudited) Nine months ended September 30,
	2008	2007	2008	2007

Weichai Power Cmpany Limited	$1,557,002	$1,077,603	$6,717,300	$3,282,067
Yuchai Machinery Company Limited	637,739	716,471	4,364,964	3,172,461
Ford Motor Company Limited	997,737	-	3,545,644	-

	$3,192,478	$1,794,074	$14,627,908	$6,454,528

Deferred revenue - government grants

Receipts of government grants to encourage research and development activities, which are non-refundable, are credited to deferred income upon receipt.  Government grants are used for purchases of property, plant and equipment, to subsidize the research and development expenses incurred, for compensation expenses already incurred or for good performance of the Company.

Grants applicable to purchase of property, plant and equipment are amortized over the life of the depreciable assets.  For research and development expenses, the Company matches and offsets the government grants with the expenses of the research and development activities as specified in the grant approval document in the corresponding period when such expenses are incurred.  For government grants received as compensation for expenses already incurred in the prior period or for good performance of the Company are recognized as income in the period they become recognizable.

During the nine months ended September 30, 2008 and 2007, the Company received government grants of $27,885 and $20,902 respectively for good performance of the Company and recognized as income for the respective periods.

In addition, the Company received certain government grants for the purchase of property, plant and equipment since 2004.  Such subsidy was recorded as the deferred revenue and was amortized as income over the useful lives of the relevant property, plant and equipment.  The Company received such government grants of $599,126 and $705,790 for the nine months ended September 30, 2008 and 2007. Amortization for the nine months ended September 30, 2008 and 2007 were $159,908 and $105,778 respectively.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Early retirement benefits cost

The Company adopted an early retirement scheme to provide eligible staff with certain salaries and insurance benefits for their early retirement before statutory retirement age, 55 for women and 65 for men.  The obligation of early retirement benefits cost is recorded at the present value of the cost expected to settle the obligation and is recognised when the application for early retirement has been approved by the Company.  This early retirement benefits scheme was terminated since December 31, 2007 and no early retirement application is processed and approved by the Company thereafter.

As of September 30, 2008, the discount rate of 7.83%, which was the average borrowing rate of Renminbi loan in the PRC, was adopted to calculate the present value of early retirement benefits cost.

For the nine months ended September 30, 2008 and 2007, early retirement benefits cost of $0 and $354,019 were recognised as operating expenses.

Recently issued accounting pronouncements

In May 2008, FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”.  Effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Board does not expect that this Statement will result in a change in current practice. However, transition provisions have been provided in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.  The management is in the process of evaluating the impact that SFAS 162 will have on the Company’s financial statements upon adoption.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60 " (“SFAS 163”). SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The management is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

In May 2008, FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”.  Effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Board does not expect that this Statement will result in a change in current practice. However, transition provisions have been provided in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.  The management is in the process of evaluating the impact that SFAS 162 will have on the Company’s financial statements upon adoption.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The adoption of this statement has no material effect on the Company's financial statements.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

4.	Other income

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Sales of scrap materials	$86,335	$42,000	$146,577	$112,664
Gain on disposal of investment in equity securities	-	-	-	256,272
Gain on disposal of property, plant and equipment	3,513,946	(4,382)	3,463,210	15,014
Others	4	3,407	1,211	32,499

	$3,600,285	$41,025	$3,610,998	$416,449

5.	Net finance Costs

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Interest income	$(165,957)	$(110,664)	$(191,698)	$(211,255)
Interest expenses	288,630	314,934	927,274	503,880
Finance charge from early retirement benefits	27,063	21,897	36,965	71,305
Bills discounting charges	746,366	59,622	998,431	416,853
Bank charges	7,977	2,072	63,451	10,478
Net exchange gain	(180,750)	(66,550)	(182,796)	(105,549)

	$723,329	$221,311	$1,651,627	$685,712

6.	Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, is not subject to income taxes.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

6.	Income taxes (Cont’d)

PRC

Corporate income tax (“CIT”) to Jinan Worldwide in the PRC is charged at 27%, of which 24% is for national tax and 3% is for local tax, of the assessable profits.  The PRC’s legislative body, the National People’s Congress, adopted the unified CIT Law on March 16, 2007.  This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008.  Under the new tax law, a unified income tax rates is set at 25% for both domestic enterprises and foreign-invested enterprises.  However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities.  Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the CIT Law.  Enterprises that are currently entitled to exemptions for a fixed term will continue to enjoy such treatment until the exemption term expires.  Preferential tax treatment will continue to be granted to industries and projects that qualify for such preferential treatments under the new tax law. As approved by the relevant tax authority in the PRC, Jinan Worldwide was entitled to two years’ exemption, from the first profit making calendar year of operations after offset of accumulated taxable losses, followed by a 50% tax reduction for the immediate next three calendar years (“tax holiday”). The tax holiday of Jinan Worldwide commenced in the fiscal financial year of 2006. Accordingly, Jinan Worldwide was subject to tax rate of 12.5% for 2008, 2009 and 2010.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  The Company adopted FIN 48 on January 1, 2007.  The management evaluated the Company’s tax positions and considered that no additional provision for uncertainty in income taxes is necessary as of September 30, 2008.

7.	Inventories

	(Unaudited)	(Audited)
	September 30,	December 31,
	2008	2007

Raw materials	$3,511,656	$3,562,295
Work-in-progress	2,910,110	2,079,288
Finished goods	9,954,196	11,024,920

	16,375,962	16,666,503
Provision for inventories	(1,866,195)	(1,711,319)

	$14,509,767	$14,955,184

Provision for inventories of $39,237 and $(35,186) was charged and credited to cost of sales during the nine months ended September 30, 2008 and 2007 respectively.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

8.	Property, plant and equipment, net

	(Unaudited)	(Audited)
	September 30,	December 31,
	2008	2007
Costs:
Buildings	$19,808,587	$20,363,781
Plant and machinery	15,727,312	14,374,900
Tools and equipment	3,550,218	3,286,920
Motor vehicles	799,851	763,847

	39,885,968	38,789,448
Accumulated depreciation	(10,675,583)	(9,656,663)
Construction in progress	199,770	-

Net	$29,410,155	$29,132,785

9.	Other payables and accrued expenses

	(Unaudited)	(Audited)
	September 30,	December 31,
	2008	2007

Sales receipt in advance from customers	$976,924	$1,300,860
VAT and penalty payable - Note (a)	2,579,084	3,239,500
Compensation funds - Note (b)	1,588,666	2,002,233
Accrued staff welfare and social insurance - Note (c)	4,991,352	5,010,748
Payable for acquisition of property, plant and equipment	1,009,362	1,590,793
Others	2,155,165	2,033,096

	$13,300,553	$15,177,230

Notes :-

a)	VAT and penalty payable was imposed by the relevant PRC tax authority during 2000 for incorrect VAT returns filed by the Jinan Worldwide during the period from 1997 to 1999.

b)
Compensation funds represent unutilized funds received from State-Owned Assets Supervision and Administration Commission of the State Council which are restricted for the compensation of affected employees after the transformation from a stated-owned enterprise to domestic company completed on May 30, 2005.  An amount of $536,952 and $103,803 were utilized during nine months ended September 30, 2008 and 2007.

c)
Staff welfare and social insurance payable mainly represents accrued social insurance payable to the PRC municipal and provincial governments which covers pensions, unemployment and medical insurances and staff housing fund.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

10.	Provision for warranty

Balance, January 1, 2008	$811,891
Claims paid for the period	(543,120)
Provision for the period	576,670
Translation adjustments	55,167

Balance, September 30, 2008	$900,608

11.	Secured bank loans

	(Unaudited)	(Audited)
	September 30,	December 31,
	2008	2007
Short-term loan, interest rates ranging from 6.3% to 7.23 % per annum	$20,262,550	$18,508,500

As of September 30, 2008, the Company’s banking facilities are composed of the following :-

		Amount
Facilities granted	Granted	Utilized	Unused

Secured bank loans	$20,262,550	$20,262,550	$-

The above banking loans were secured by the following :-

(a)	Buildings and land use right owned by a shareholder, Hony Capital II L.P.; and

(b)	Guarantees executed by third parties.

During the reporting period, there was no covenant requirement under the banking facilities granted to the Company.

12.	Commitments and contingencies

a.	Capital commitment

As of September 30, 2008, the Company had capital commitments amounting to $277,304 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in for the financial statements.

b.	Operating lease arrangement

As of September 30, 2008, the Company had two non-cancelable operating leases for its warehouse and shuttle buses.  The lease will expire in 2008 and the expected payment is $28,558.

Yearcity Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

12.	Commitments and contingencies (Cont’d)

b.	Operating lease arrangement (Cont’d)

The rental expense relating to the operating leases was $460,191 and $444,754 for the nine months ended September 30, 2008 and 2007 respectively.

c.	Contingencies

As of September 30, 2008, Jinan Worldwide did not fully settle the VAT and overdue penalty payable imposed by the relevant PRC tax authority during 2000 as detailed in Note 9(a) and may be subject to an additional penalty.  The exact amount of additional penalty cannot be estimated with any reasonable degree of certainty. However, the management considers it is more likely than not that the additional penalty will not be imposed.

13.	Defined contribution plan

Jinan Worldwide and its qualified employees are each required to make contributions to the plan at the rates specified in the plan organized by the PRC municipal and provincial governments which covers pensions, unemployment and medical insurances, and staff housing fund.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the consolidated statements of profit.  The Company contributed $1,293,931 and $987,015 for the nine months ended September 30, 2008 and 2007 respectively.

14.	Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under FAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

All of the Company’s long-lived assets are located in the PRC.  Geographic information about the revenues, which are classified based on the customers, is set out as follows :-

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

PRC	$8,371,827	$6,896,896	$29,877,770	$21,923,480
Others	997,737	768,789	3,545,645	1,786,007

Total	$9,369,564	$7,665,685	$33,423,415	$23,709,487